Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

North American Energy Partners Inc.

We consent to the inclusion in the registration statement (No. 333-161167) on Pre-Effective Amendment No. 1 to Form F-10 of:

—

our Report of Independent Registered Public Accounting Firm dated June 8, 2009 on the consolidated balance sheets of North American Energy Partners Inc. (the “Company”) as at March 31, 2009 and 2008, the consolidated statements of operations, comprehensive (loss) income and deficit and cash flows for each of the years in the three-year period ended March 31, 2009

—	our Report of Independent Registered Public Accounting Firm dated June 8, 2009 on the Company’s internal control over financial reporting as of March 31, 2009 each of which is incorporated by reference in the registration statement (No. 333-161167) on Pre-Effective Amendment No. 1 to Form F-10 and related prospectus and to the reference to our firm under the heading “Interests of Experts, Legal Matters and Auditors” in the related prospectus.

/s/ KPMG LLP

Chartered Accountants

Edmonton, Canada

September 2, 2009